EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
The undersigned, Joshua Emanuel, Chairman and Chief Executive Officer of DataWave Systems Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1)         the Quarterly Report on Form 10-QSB of DataWave Systems Inc. for the quarterly period ended September 30, 2005 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)         the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of DataWave Systems Inc.

By:	/s/ Joshua Emanuel

Joshua Emanuel

Chairman, Chief Executive Officer

Dated: February 14, 2006
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to DataWave Systems Inc. and will be retained by DataWave Systems Inc. and furnished to the Securities and Exchange Commission or its staff upon request.